EXHIBIT 10.2
FORM OF ADVISORY AGREEMENT
AMONG
TNP STRATEGIC RETAIL TRUST, INC.,
TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP,
AND
TNP STRATEGIC RETAIL ADVISOR, LLC

TABLE OF CONTENTS

1.	Definitions	1

2.	Appointment	8

3.	Duties of the Advisor	8

4.	Authority of Advisor	10

5.	Bank Accounts	10

6.	Records; Access	11

7.	Limitations on Activities	11

8.	Relationship with Director	11

9.	Fees	11

10.	Expenses	13

11.	Other Services	15

12.	Reimbursement to the Advisor	15

13.	Business Combination	15

14.	Other Activities of the Advisor	16

15.	Term of Agreement	17

16.	Termination by the Parties	17

17.	Assignment to an Affiliate	17

18.	Payments to and duties of Advisor Upon Termination	17

19.	Indemnification by the Company and the Operating Partnership	18

20.	Indemnification by Advisor	19

21.	Notices	19

22.	Modification	20

23.	Severability	20

24.	Construction	20

25.	Entire Agreement	20

26.	Indulgences, Not Waivers	21

27.	Gender	21

28.	Titles Not to Affect Interpretation	21

29.	Execution in Counterparts	21

ADVISORY AGREEMENT
     THIS ADVISORY AGREEMENT (this “Agreement”), dated as of the                      day of                     , 2008, and effective as of the date that that the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “Effective Date”), is entered into by and among TNP Strategic Retail Trust, Inc., a Maryland corporation (the “Company”), TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and TNP Strategic Retail Advisor, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.
W I T N E S S E T H
     WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;
     WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all Investments through the Operating Partnership;
     WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board, all as provided herein; and
     WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:
     Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.
     Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company, the Operating Partnership or the Advisor) in connection with the purchase, development or construction of any Real Estate Asset or other Investment, including real estate commissions, selection fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be (i) Origination Fees and (ii) development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.
     Advisor. Advisor shall mean TNP Strategic Retail Advisor, LLC, a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any Person to which TNP Strategic Retail Advisor, LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by TNP Strategic Retail Advisor, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of TNP Strategic Retail Advisor, LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.
     Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
     Articles of Incorporation. The Articles of Incorporation of the Company, as amended from time to time.
     Asset Management Fee. The term “Asset Management Fee” shall mean the fee payable to the Advisor pursuant to Section 9(e).
     Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Investments before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
     Board. The individuals holding such office, as of any particular time, under the Articles of Incorporation, whether they be the Directors named therein or additional or successor Directors.
     Bylaws. The bylaws of the Company, as the same are in effect from time to time.
     Cause. With respect to the termination of this Agreement, fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by the Advisor, or a material breach of this Agreement by the Advisor.

     Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
     Company. Company shall mean TNP Strategic Retail Trust, Inc., a Maryland corporation.
     Contract Sales Price. The total consideration received by the Company for the sale of an Investment.
     Dealer Manager. TNP Securities, LLC, or such other Person or entity selected by the Board to act as the dealer manager for the Offering.
     Dealer Manager Fee. 3.0% of Gross Proceeds from the sale of Shares in the Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Offering.
     Director. A member of the Board of Directors of the Company.
     Disposition Fee. The term “Disposition Fee” shall mean the fees payable to the Advisor pursuant to Section 9(d).
     Distributions. Any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for federal income tax purposes.
     Effective Date. Effective Date shall have the meaning set forth in the preamble.
     Excess Amount. Excess Amount shall have the meaning set forth in Section 12.
     Expense Year. Expense Year shall have the meaning set forth in Section 12.
     Funds From Operations. As defined by the National Association of Real Estate Investment Trusts, Funds From Operations means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the a REIT holds an interest.
     GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.
     Good Reason. Either, (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform the Company’s or the Operating Partnership’s obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.

     Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through all Offerings, without deduction for Sales Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.
     Indemnitee. The terms “Indemnitee” and “Indemnitees” shall have the meaning set forth in Section 19.
     Independent Director. Independent Director shall have the meaning set forth in the Articles of Incorporation.
     Invested Capital. The original issue price paid for the Shares reduced by prior Distributions from the sale or financing of the Investments.
     Investments. Any investments by the Company or the Operating Partnership in Real Estate Assets, Real Estate Related Loans or any other asset.
     Joint Ventures. The joint venture or partnership arrangements (other than with the Operating Partnership) in which the Company or any of its subsidiaries is a co-venturer or general partner which are established to own Investments.
     Listing. The listing of the Shares on a national securities exchange or the receipt by the Stockholders of securities that are listed on a national securities exchange in exchange for the Company’s common stock. Upon such Listing, the Shares shall be deemed “Listed.”
     Loans. Any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.
     NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as may be amended from time to time.
     Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.
     Offering. The public offering of Shares pursuant to a Prospectus.
     Operating Partnership. Operating Partnership shall mean TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership.

     Operating Partnership Agreement. The Operating Partnership Agreement among the Company, the Advisor and TNP Strategic Retail OP Holdings, LLC.
     OP Units. Units of limited partnership interest in the Operating Partnership.
     Organization and Offering Expenses. Organization and Offering Expenses means all expenses (other than the Sales Commission and the Dealer Manager Fee) to be paid by the Company in connection with the Offering, including legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Shares in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of the registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of the Company’s Affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the Offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of the Shares and the ownership of Shares by such broker-dealer’s customers.
     Origination Fees. The term “Origination Fees” shall mean the fees payable to the Advisor pursuant to Section 9(b).
     Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.
     Primary Offering. The portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.
     Private Placement. Any offering of undivided tenant-in-common (TIC) interests in Real Property acquired by the Operating Partnership, whereby such TIC interests may be eligible for “like kind exchange” pursuant to Section 1031 of the Code.
     Prospectus. A “Prospectus” under Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary Prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.
     Real Estate Assets. Any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including, without limitation, fee or leasehold interests, options and leases) either directly or through a Joint Venture.
     Real Estate Related Loans. Any investments in, or origination of, mortgage loans and other types of real estate related debt financing, including, without limitation, mezzanine loans,

bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company or the Operating Partnership.
     Real Property. Real property owned from time to time by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the Board and the Advisor mutually designate as Real Property to the extent such investments could be classified as Real Property.
     Registration Statement. Registration Statement shall mean the Company’s registration statement on Form S-11 (Registration Number 333- ), as amended from time to time, to offer and sell to the public on a continuous basis up to 110,526,316 Shares originally filed with the Securities and Exchange Commission on                     , 2008.
     REIT. A “real estate investment trust” under Sections 856 through 860 of the Code.
     Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including the lease of any Real Property consisting of a building only, and including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; or (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Real Estate Related Loans or portion thereof (including with respect to any Real Estate Related Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.
     Sales Commission. 7.0% of Gross Proceeds from the sale of Shares in the Primary Offering payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.

     Shares. The shares of the Company’s common stock, par value $0.01 per share.
     Soliciting Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating dealer or other agreements with the Dealer Manager to sell Shares.
     Special Committee. The term “Special Committee” shall have the meaning as provided in Section 14(a).
     Special OP Units. The separate series of limited partnership interests to be issued in accordance with Section 9(g).
     Sponsor. Sponsor shall mean Thompson National Properties, LLC, a Delaware limited liability company.
     Stockholders. The registered holders of the Shares.
     Termination Date. The date of termination of this Agreement.
     Termination Event. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for Good Reason or (iii) by the Company and the Operating Partnership other than for Cause.
     Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or its business, including asset management fees and other fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees, Origination Fees and Acquisition Expenses, (vii) Disposition Fees on the Sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgages or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

     2%/25% Guidelines. 2%/25% Guidelines shall have the meaning set forth in Section 12.
     2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
     3. DUTIES OF THE ADVISOR. As of the Effective Date, the Advisor undertakes to use its best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation and Bylaws of the Company and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate:
          (a) serve as the Company’s and the Operating Partnership’s investment and financial advisor;
          (b) provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;
          (c) investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;
          (d) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;
          (e) subject to the provisions of Section 4 hereof, (i) participate in formulating an investment strategy and asset allocation framework, (ii) locate, analyze and select potential Investments, (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership; and (xii) recommend various liquidity events to the Board when appropriate;
          (f) upon request, provide the Board with periodic reports regarding prospective investments;
          (g) make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;
          (h) negotiate on behalf of the Company and the Operating Partnership with banks or lenders for Loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares or obtain Loans for the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;
          (i) obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;
          (j) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;
          (k) provide the Company and the Operating Partnership with all necessary cash management services;
          (l) do all things necessary to assure its ability to render the services described in this Agreement;

          (m) deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;
          (n) notify the Board of all proposed material transactions before they are completed; and
          (o) effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board.
     Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Section 3.
     4. AUTHORITY OF ADVISOR.
          (a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to perform the services described in Section 3.
          (b) Notwithstanding the foregoing, any investment in Real Estate Assets, including any financing thereof, will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.
          (c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.
          (d) The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Board not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.
          (e) The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.
     5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the

Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.
     6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.
     7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and members, and the partners, directors, officers, members and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Directors or Stockholders for any act or omission by the Advisor, its directors, officers, employees, or members, and the partners, directors, officers, members or stockholders of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Section 20 of this Agreement.
     8. RELATIONSHIP WITH DIRECTORS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation.
     9. FEES.
          (a) Acquisition Fees. The Advisor shall receive an Acquisition Fee payable by the Company as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Investments. The total Acquisition Fees payable to the Advisor or its Affiliates shall equal 2.5% of the cost of all Investments, including Acquisition Expenses and any debt attributed to such investments. With respect to investments in and origination of Real Estate Related Loans, the Company will pay the Advisor an Origination Fee in lieu of the Acquisition Fee. With respect to the acquisition of Real Estate Assets through a Joint Venture, the Acquisition Fee payable by the Company to the Advisor shall equal 2.5% of the Company’s allocable cost of such Real Estate Assets, including Acquisition Expenses and any debt attributed to such Investments. The Advisor shall submit an invoice to the Company following the closing or closings of each Investment, accompanied by a computation of the Acquisition Fee. The Company shall pay the Acquisition Fee promptly following receipt of the invoice. [Notwithstanding the foregoing, the Advisor will not receive an Acquisition Fee for any Investments the Company acquires from one of its Affiliates.]
          (b) Origination Fees. As compensation for the investigation, selection, sourcing and acquisition or origination of Real Estate Related Loans, the Company shall pay an Origination Fee to the Advisor for each such acquisition or origination equal to 2.5% of the amount funded by the Company to acquire or originate the Real Estate Related Loan, including any Acquisition Expenses related to such investment and any debt used to fund the acquisition or origination of the Real Estate Related Loan. The Company will not pay an Origination Fee to the Advisor with respect to any transaction pursuant to which the Company is required to pay the Advisor an Acquisition Fee. Notwithstanding anything herein to the contrary, the payment of Origination Fees by the Company shall be subject to the limitations on Acquisition Fees contained in the Company’s Articles of Incorporation. The Advisor shall submit an invoice to the Company following the closing or closings of each Real Estate Related Loan, accompanied by a computation of the Origination Fee. The Company shall pay the Origination Fee to the Advisor promptly following receipt of the invoice. [Notwithstanding the foregoing, the Advisor will not receive an Origination Fee for any Investments the Company acquires from one of its Affiliates.]
          (c) Limitation on Total Acquisition Fees, Origination Fees and Acquisition Expenses. Pursuant to the NASAA REIT Guidelines, the total of all Acquisition Fees, Origination Fees and Acquisition Expenses payable in connection with any Investment shall not exceed 6.0% of the “contract purchase price,” as defined in the Articles of Incorporation, of the Investment acquired.
          (d) Disposition Fee. In connection with a Sale in which the Advisor or any Affiliate of the Advisor provides a substantial amount of services, as determined by the Independent Directors, the Company shall pay to the Advisor or its Affiliate a Disposition Fee of up to 50.0% of a customary and competitive real estate commission, but not to exceed 3.0% of the Contract Sales Price. With respect to the Sale of Investments held through a Joint Venture, the Disposition Fee payable by the Company to the Advisor shall be reduced to a percentage of the Disposition Fee proportionate to the Company’s interest in such Joint Venture. Any Disposition Fee payable under this Section 9(d) may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for the Sale of each Investment shall not exceed 6.0% of the Contract Sales Price.
          (e) Asset Management Fee. The Advisor shall receive the Asset Management Fee as compensation for services rendered in connection with the management of the Company’s assets. The Asset Management Fee shall be equal to a monthly fee of one-twelfth (1/12th) of 0.6% of the higher of (i) aggregate cost (before non-cash reserves and depreciation) of all Investments the Company owns, including Acquisition Fees, Origination

Fees, acquisition and origination expenses and any debt attributable to such Investments or (ii) the fair market value of Investments (before non-cash reserves and deprecation); provided, however, that the Asset Management Fee will accrue and will not be due and payable to the Advisor until the Company’s Funds From Operations exceed the lesser of (1) the cumulative amount of any Distributions declared and payable to Stockholders (other than Distributions of the proceeds of the Sale of an Investment that have not been reinvested) or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on Invested Capital for the Stockholders. With the exception of any portion of the Asset Management Fee related to the disposition of Investments, which shall be payable at the time of such disposition and prorated based on the number of days such Investment was managed by the Advisor before disposition, the Asset Management Fee shall be calculated as of the last business day of each month during the term and of this Agreement payable in arrears on the first business day of each month.
          (f) Private Placement Fee. The Operating Partnership shall reimburse the Advisor for all offering and marketing related expenses incurred on the Company’s or the Operating Partnership’s behalf in connection with any Private Placement up to 2.0% of the gross proceeds of such Private Placement.
          (g) Operating Partnership Interests. The Advisor has made a capital contribution of $1,000 to the Operating Partnership in exchange for OP Units. In addition, an Affiliate of the Advisor has made a capital contribution of $1,000 to the Operating Partnership in exchange for Special OP Units. Upon the earliest to occur of the termination of this Agreement for Cause, a Termination Event or a Listing, all of the Special OP Units shall be redeemed by the Operating Partnership in accordance with the terms of the Operating Partnership Agreement.
          (h) Exclusion of Certain Transactions. In the event the Company or the Operating Partnership shall propose to enter into any transaction in which the Advisor, any Affiliate of the Advisor or any of the Advisor’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the members of the Board not otherwise interested in such transaction, including a majority of the Independent Directors.
     10. EXPENSES.
          (a) In addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:
               (i) Organization and Offering Expenses; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount of Organization and Offering Expenses paid by the Company and the Operating Partnership to exceed 3.0% of the Gross Proceeds raised as of the date of the reimbursement;

               (ii) Acquisition Expenses incurred in connection with the selection and acquisition of Investments subject to the aggregate 6.0% cap on Acquisition Fees, Origination Fees and Acquisition Expenses set forth in Section 9(c);
               (iii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor;
               (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;
               (v) taxes and assessments on income of the Company or Investments;
               (vi) costs associated with insurance required in connection with the business of the Company or by the Board;
               (vii) expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;
               (viii) all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;
               (ix) expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;
               (x) expenses connected with payments of Distributions;
               (xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or any subsidiary thereof or the Articles of Incorporation or governing documents of any subsidiary;
               (xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
               (xiii) administrative service expenses (including (a) personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives Acquisition Fees, Origination Fees or Disposition Fees, and (b) the Company’s allocable share of other overhead of the Advisor such as rent and utilities); and
               (xiv) audit, accounting and legal fees.

          (b) Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 10 shall be reimbursed no less than monthly to the Advisor.
          (c) The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership during each quarter, and shall deliver such statement to the Company and the Operating Partnership within 45 days after the end of each quarter.
     11. OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.
     12. REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses for the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.
     13. BUSINESS COMBINATION.
          (a) Business Combination with Advisor. The Company shall consider becoming a self-administered REIT once the Company’s assets and income are, in the view of the Board, of sufficient size such that internalizing the management functions performed by the Advisor is in the best interests of the Company and the Stockholders. If the Board should make this determination in the future, the Company shall pay one-half, and the Advisor shall pay the other one-half, of the cost of an independent investment banking firm, which shall jointly advise the Company and the Advisor on the value of the Advisor. After the investment banking firm completes its analyses, the Company shall require it to prepare a written report and make a formal presentation to the Board. Following the presentation by the investment banking firm, the Board shall form a special committee (the “Special Committee”) comprised entirely of Independent Directors to consider a possible business combination with the Advisor. The Board shall, subject to applicable law, delegate all of its decision-making power and authority to the Special Committee with respect to matters relating to a possible business combination with the Advisor. The Special Committee also shall be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of the Advisor regarding a possible business combination with the Advisor.
          (b) Conditions to Completion of Business Combination with Advisor. Before the Company may complete any business combination with the Advisor in accordance with this Section 13, the following conditions shall be satisfied:
               (i) the Special Committee formed in accordance with Section 13(a) hereof receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by the Company and the Advisor to provide a valuation analysis in accordance with Section 13(a) hereof, concluding that the consideration to be paid to acquire the Advisor is fair to the Stockholders from a financial point of view;
               (ii) the Board determines that such business combination is advisable and in the best interests of the Company and the Stockholders; and
               (iii) such business combination is approved by the Stockholders entitled to vote thereon in accordance with the Company’s Articles of Incorporation and Bylaws.
     14. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.
     The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the

Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their best efforts to apply such method fairly to the Company.
     15. TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date of the Prospectus pursuant to which the initial Offering is made, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Independent Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.
     16. TERMINATION BY THE PARTIES. This Agreement may be terminated:
          (a) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor;
          (b) upon 60 days written notice without Cause and without penalty by a majority of the Independent Directors of the Company; or
          (c) upon 60 days written notice with Good Reason by the Advisor.
     The provisions of Sections 18 through 30 of this Agreement survive termination of this Agreement.
     17. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.
     18. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.
          (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.
          (b) The Advisor shall promptly upon termination:
               (i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this

Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
               (ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
               (iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and
               (iv) cooperate with the Company and the Operating Partnership to provide an orderly management transition.
     19. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective directors (the “Indemnitees,” and each an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all of the following conditions are met:
          (a) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;
          (b) the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;
          (c) such liability or loss was not the result of negligence or misconduct by the Indemnitee; and
          (d) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.
     Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

          (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;
          (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or
          (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.
     In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:
          (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;
          (b) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and
          (c) the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.
     20. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, intentional misconduct, negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.
     21. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by facsimile transmission, by courier or overnight carrier or by registered or certified mail to the addresses set forth herein:

To the Directors and to the Company:	TNP Strategic Retail Trust, Inc.
1901 Main Street
Suite 108
Irvine, California 92614
Telephone: (949) 833-8252
Facsimile:
Attention: Jack R. Maurer, Vice Chairman of the Board and President

To the Operating Partnership:	TNP Strategic Retail Operating Partnership, LP
1901 Main Street
Suite 108
Irvine, California 92614
Telephone: (949) 833-8252
Facsimile:
Attention: Neil M. Miller, _____

To the Advisor:	TNP Strategic Retail Advisor, LLC
1901 Main Street
Suite 108
Irvine, California 92614
Telephone: (949) 833-8252
Facsimile:
Attention: Jack R. Maurer, Vice Chairman of the Board and President

     Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22.
     22. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.
     23. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
     24. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.
     25. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
     26. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     27. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
     28. TITLES NOT TO AFFECT INTERPRETATION. The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
     29. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
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     IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first written above.

TNP Strategic Retail Trust, Inc.

By:

Name:

Title:

TNP Strategic Retail Operating Partnership, LP

By:	TNP Strategic Retail Trust, Inc., its General Partner

By:

Name:

Title:

TNP Strategic Retail Advisor, LLC

By:	Thompson National Properties, LLC, its sole member

By:

Name:

Title: